Exhibit 99.1

Intasco Corporation and Intasco USA, Inc.

Combined Financial Statements
January 31, 2015 and 2014

Intasco Corporation and Intasco USA, Inc.

TABLE OF CONTENTS

Independent Auditors' Report	1
Combined Financial Statements
Balance Sheet	2
Statement of Income and Comprehensive Income	3
Statement of Stockholders' (Deficit) Equity	4
Statement of Cash Flows	5
Notes to Combined Financial Statements	6-12

Independent Auditors’ Report
Board of Directors and Stockholders
Intasco Corporation and Intasco USA, Inc.

We have audited the accompanying combined financial statements of Intasco Corporation and Intasco USA, Inc., which comprise the combined balance sheet as of January 31, 2015 and 2014, and the related combined statements of income and comprehensive income, stockholders’ (deficit) equity, and cash flows for the years then ended, and the related notes to the combined financial statements.
Management’s Responsibility for the Combined Financial Statements
Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Intasco Corporation and Intasco USA, Inc. as of January 31, 2015 and 2014, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Baker Tilly Virchow Krause, LLP

Pittsburgh, Pennsylvania
April 22, 2016

Intasco Corporation and Intasco USA, Inc.
Combined Balance Sheet
January 31, 2015 and 2014

	2015	2014
Assets
Current Assets
Cash and cash equivalents	$479,348	$1,350,813
Accounts receivable
Trade	2,408,721	2,103,799
Other	55,266	89,554
Inventory, net	1,794,347	1,932,625
Deferred tax assets	184,063	197,223
Prepaid expenses and other current assets	40,526	64,958
Total current assets	4,962,271	5,738,972

Property and Equipment, Net	345,537	266,917

Other Assets
Deferred tax assets	4,464	15,840
Due from related parties	865	1,933
Total assets	$5,313,137	$6,023,662

Liabilities and Stockholders' (Deficit) Equity
Current Liabilities
Accounts payable	$149,673	$243,129
Revolving credit facilities	330,120	65,000
Current portion of long-term debt	10,033	11,094
Due to shareholder	3,400,679	40,995
Accrued and other current liabilities
Taxes payable	116,535	341,091
Accrued compensation	340,860	479,633
Other accrued liabilities	113,728	211,868
Total current liabilities	4,461,628	1,392,810

Long-term Debt, Net of Current Portion	5,994	18,261

Other Long-term Liabilities
Deferred tax liabilities	1,729	1,631

Redeemable Preferred Shares - 5,500,100 shares issued and outstanding with a redemption value of 18,000,100 CAD	14,148,170	—

Stockholders' (Deficit) Equity	(13,304,384)	4,610,960
Total liabilities and stockholders' (deficit) equity	$5,313,137	$6,023,662

See Notes to Combined Financial Statements

Intasco Corporation and Intasco USA, Inc.
Combined Statement of Income and Comprehensive Income
Years Ended January 31, 2015 and 2014

	2015	2014
Net Sales	$18,364,415	$16,844,379
Cost of Sales	12,722,955	11,799,532

Gross Profit	5,641,460	5,044,847
Operating Expenses	2,074,858	2,134,343

Operating Income	3,566,602	2,910,504

Nonoperating Income (Expense)
Other income	608	9,476
Interest expense	(2,053)	(634)
Foreign currency gain (loss)	192,622	(78,568)
Total Nonoperating Income	191,177	(69,726)

Income Before Income Taxes	3,757,779	2,840,778
Income Tax Expense	963,036	769,197
Net Income	2,794,743	2,071,581

Other Comprehensive Income - Foreign currency translation adjustment	2,353,781	—
Comprehensive Income	$5,148,524	$2,071,581

See Notes to Combined Financial Statements

Intasco Corporation and Intasco USA, Inc.
Combined Statement of Stockholders' (Deficit) Equity
Years Ended January 31, 2015 and 2014

	Common Stock Intasco Corporation	Common Stock Intasco USA, Inc.	Retained Earnings (Deficit)	Accumulated Other Comprehensive Income	Total Stockholders' (Deficit)Equity
Balance - January 31, 2013	$402	$500	$3,124,337	$—	$3,125,239
Net Income	—	—	2,071,581	—	2,071,581
Dividends declared	—	—	(585,860)	—	(585,860)
Balance - January 31, 2014	402	500	4,610,058	—	4,610,960
Net income	—	—	2,794,743	—	2,794,743
Dividends	—	—	(6,562,100)	—	(6,562,100)
Issuance of stock	92	—	—	—	92
Initial reclassification to redeemable preferred shares	(402)	—	(16,501,458)	—	(16,501,860)
Other comprehensive income	—	—	—	2,353,781	2,353,781
Balance - January 31, 2015	$92	$500	$(15,658,757)	$2,353,781	$(13,304,384)

See Notes to Combined Financial Statements

Intasco Corporation and Intasco USA, Inc.
Combined Statement of Cash Flows
Years Ended January 31, 2015 and 2014

	2015	2014
Cash Flows from Operating Activities
Net income	$2,794,743	$2,071,581
Adjustments to reconcile net income to net cash from operating activites:
Depreciation	101,036	85,243
Gain on disposal of property and equipment	—	(9,440)
Deferred income tax expense (recovery)	511	(87,838)
Foreign currency (gain) loss on remeasurement	44,514	272,319
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(589,705)	(255,830)
Inventory	130,163	(388,257)
Prepaid expenses and other assets	22,606	(75,026)
Accounts payable	(79,033)	(88,988)
Accrued and other liabilities	(385,272)	606,248
Net cash provided by operating activities	2,039,563	2,130,012
Cash Flows from Investing Activities
Purchase of property and equipment	(179,656)	(151,896)
Proceeds from disposition of property and equipment	—	23,307
Net cash used in investing activities	(179,656)	(128,589)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	22,328
Payments on long-term debt	(11,118)	—
Net proceeds from (payments on) revolving credit facilities	311,950	(79,450)
Net payments on shareholder balances	(2,897,495)	(706,772)
Dividends paid	(42,000)	(48,500)
Net cash used in financing activities	(2,638,663)	(812,394)

Effect of Exchange Rate Changes on Cash and Cash Equivalents	(92,709)	(117,175)
Net (Decrease) Increase in Cash and Cash Equivalents	(871,465)	1,071,854
Cash and Cash Equivalents - Beginning of Year	1,350,813	278,959
Cash and Cash Equivalents - End of Year	$479,348	$1,350,813

Supplemental Cash Flow Information - Cash paid for
Interest	$2,053	$634
Income taxes	$1,156,692	$589,678

Supplemental Disclosure of Noncash Investing and Financing Transactions
Dividends declared in the form of a payable to related parties	$6,520,100	$537,360
Issuance of stock as a reduction to related parties payables	$183	$—
Initial reclassification of redeemable preferred shares	$16,501,860	$—
Redeemable share adjustment in foreign currency translation	$(2,353,781)	$—

See Notes to Combined Financial Statements

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 1 - Nature of Business

Intasco Corporation (“Intasco Canada”) and Intasco USA, Inc. (“Intasco US”) are material converters for pressure sensitive products such as film, label stock and foams as well as adhesives and automotive die cuts with a specialty in interior and exterior attachment systems primarily for the automotive industry throughout the United States of America (the “US”) and Canada.

Note 2 - Significant Accounting Policies
Principles of Combination
The combined financial statements contain the financial position and results of operations of Intasco Canada and Intasco US (collectively, the “Company”). The companies are commonly controlled by one individual and are engaged in similar business activities. All material transactions between these companies have been eliminated in combination.
Basis of Accounting
The Company’s combined financial statements are reported in accordance with accounting principles generally accepted in the US. All amounts are reported in US dollars (designated as $ or “USD”) which is the functional currency of both companies.
Foreign Currency
Intasco Canada’s operations are based in Canada and its books of record are maintained in the Canadian dollar (“CAD”); however, it uses USD as its functional currency because it is the currency of the primary economic environment in which it operates. As a result, the CAD denominated accounts of Intasco Corporation are remeasured into USD using the spot rate for monetary assets and liabilities, a weighted-average rate of exchange for the period for income and expense transactions related to monetary assets and liabilities, and the historical rate for nonmonetary assets, liabilities, equity, and related income and expense transactions. The aggregate effect of remeasuring these CAD denominated accounts of Intasco Corporation is reported as foreign currency gain (loss) in the combined statement of income and comprehensive income.
Intasco Canada’s redeemable preferred shares (Note 6) are denominated in CAD and are translated into USD using the spot rate. The aggregate effect of translating the redeemable preferred shares (Note 6) is included in other comprehensive income.

The expression of assets and liabilities in a currency other than the functional currency gives rise to exchange gains and losses when such obligations are paid in another currency. Foreign currency exchange rate adjustments (i.e., differences between amounts recorded and actual amounts owed or paid) are reported in the combined statement of income and comprehensive income as the foreign currency fluctuations occur. Foreign currency exchange rate adjustments are reported in the combined statement of cash flows using the exchange rates in effect at the time of the cash flows.
Cash and Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.
Accounts Receivable
Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. Management considers all accounts receivable collectible and, therefore, an allowance for doubtful accounts has not been recorded at January 31, 2015 and 2014.
Inventory
Inventory is stated at the lower of cost or market, with cost determined on the first in, first out (FIFO) method. Cost includes materials, labor, and manufacturing overhead related to the purchase and production of inventory. The Company periodically evaluates inventory for obsolescence, excess quantities, slow moving goods, and other impairments of value and establishes reserves for any identified impairments.

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 2 - Significant Accounting Policies (Continued)
Property and Equipment
Property and equipment are recorded at cost with depreciation computed using the straight-line method. Assets are depreciated over their estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred. The carrying value of property and equipment is periodically evaluated when events or circumstances warrant such a review. The carrying value of the property and equipment is considered impaired when the anticipated separately identifiable undiscounted cash flows from the property and equipment are less than their carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair value.
Fair Value of Financial Instruments
Financial instruments consist of cash equivalents, accounts receivable, accounts payable, redeemable preferred shares, and debt. The carrying amount of all significant financial instruments approximates fair value due to either the short maturity or the existence of variable interest rates that approximate prevailing market rates.
Revenue Recognition
Revenue is recognized by the Company upon shipment to customers when the customer takes ownership and assumes the risk of loss, collection of the relevant receivable is probable, persuasive evidence of an arrangement exists, and the sale price is fixed and determinable. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.
Income Taxes
A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. The Company also evaluates the need for valuation allowances to reduce the deferred tax assets to realizable amounts.
The Company recognizes the benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. The Company assesses all tax positions for which the statute of limitations remain open. The Company files income tax returns in the United States and Canada as well as various state and local jurisdictions. With few exceptions, the Company is no longer subject to income tax examinations by tax authorities for the years before calendar 2011 in the United States and before fiscal year 2012 in Canada and Ontario. The Company recognizes any penalties and interest when necessary as income tax expense. There were no significant uncertain tax positions, penalties, or interest as of or for the years ended January 31, 2015 and 2014.
Shipping and Handling Costs
Shipping and handling costs are recorded as costs of sales as they are incurred.
Other Comprehensive Income
Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in balance sheet amounts, however, are reported as a direct adjustment to the equity section of the balance sheet. Such items, along with net income, are considered components of comprehensive income.
The Company’s only component within other comprehensive income is the foreign currency translation adjustment related to its redeemable preferred shares (Note 6) which is a nontaxable transaction so no tax effects are included. No amounts have been reclassified out of accumulated comprehensive income during the periods presented.
Concentrations
The Company is exposed to various significant concentration risks as follows:
Credit Risk and Major Customers - Sales are predominately to companies in the North American automotive industry. The Company extends trade credit to its customers on terms that are generally practiced in the industry. Three major customers accounted for approximately 48 percent and 41 percent of sales for the years ended January 31, 2015 and 2014, respectively. The same three customers represented 51 percent and 45 percent of accounts receivable at January 31, 2015 and 2014, respectively.

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 2 - Significant Accounting Policies (Continued)
Major Suppliers - The Company purchases its pressure sensitive raw materials primarily from both the Canadian and US divisions of a single Fortune 100 company source. For the years ended January 31, 2015 and 2014, this represented 71 percent and 72 percent, respectively, of all raw materials spend. Accounts payable to this vendor are not significant because the Company typically utilizes a term discount offered for payment within 10 days.
International Operations - The Company manufactures products in both Canada and the United States. For the years ended January 31, 2015 and 2014, sales derived from manufacturing operations in the Canada represented 87 percent and 89 percent, respectively, while the remaining sales were from manufacturing operations in the United States.
Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the US requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Subsequent Events
The combined financial statements and related disclosures include evaluation of events up through and including April 22, 2016, which is the date the combined financial statements were available to be issued.
Upcoming Accounting Pronouncements
In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the current revenue recognition requirements in Topic 605, Revenue Recognition. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The new guidance will be effective for public companies for periods beginning after December 15, 2017 with private companies provided a one-year deferral until periods beginning after December 15, 2018. The ASU permits application of the new revenue recognition guidance to be applied using one of two retrospective application methods. The Company has not yet determined which application method it will use or the potential effects of the new standard on the financial statements, if any. The Company is currently assessing the impacts this new standard will have on its combined financial statements.
In February 2016, the FASB issued ASU No. 2016-02, Leases, which will supersede the current lease requirements in Topic 840. The ASU requires lessees to recognize a right of use asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of income. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease related expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new guidance will be effective for years beginning after December 15, 2018 for public companies and for years beginning after December 15, 2019 for private companies. Once effective, the standard will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The Company is currently assessing the impacts this new standard will have on its combined financial statements.
Note 3 - Inventory
Inventory at January 31, 2015 and 2014, consists of the following:

	2015	2014
Raw materials	$1,203,678	$1,346,487
Finished goods	590,669	586,138
Total Inventory	$1,794,347	$1,932,625

The reserve for obsolete and slow moving inventory was $35,324 and $32,703 at January 31, 2015 and 2014, respectively. Inventory located in Canada at January 31, 2015 and 2014 was $1,372,234 and $1,525,300, respectively, with the remaining inventory located in the United States.

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 4 - Property and Equipment

Property and equipment at January 31, 2015 and 2014, are summarized as follows:

	2015	2014	Depreciable Life-Years
Machinery and equipment	$2,433,800	$2,289,165	5-7
Computer equipment and software	220,970	217,849	3
Leasehold improvements	59,407	27,506	15-39
Automobiles	163,065	163,065	3
Total cost	2,877,242	2,697,585
Accumulated depreciation	(2,531,705)	(2,430,668)
Net property and equipment	$345,537	$266,917

During the years ended January 31, 2015 and 2014, depreciation expense was $101,039 and $85,243, respectively.
Property and equipment located in Canada at January 31, 2015 and 2014 was $318,444 and $238,369, respectively, with the remaining property and equipment located in the United States.
Note 5 - Revolving Credit Facilities and Long-term Debt
Intasco Corporation has a revolving credit agreement with a bank bearing interest at the Canadian prime rate plus 0.50 percent (effective rate of 3.35 percent and 3.50 percent at January 31, 2015 and January 31, 2014, respectively). The line of credit allows for maximum borrowings of 1,000,000 CAD limited to 75 percent of specified certain specified accounts receivable not in excess of 90 days. Borrowings are payable on demand and totaled 420,000 CAD and 0 CAD ($330,120 and $0) at January 31, 2015 and 2014, respectively, and are collateralized by essentially all assets of Intasco Corporation and is guaranteed by the individual shareholder which commonly controls both companies. The Company is subject to certain financial covenants including an annual minimum net worth requirement.
Intasco US has a revolving credit agreement with a bank bearing interest at the US prime rate (an effective rate of 3.25 percent at January 31, 2015 and 2014). The line of credit allows for maximum borrowings of $250,000. Borrowings are payable on demand and totaled $0 and $65,000 at January 31, 2015 and 2014, respectively. The line of credit is collateralized by inventory of Intasco US and is guaranteed by inventory of Intasco Corporation and the individual shareholder which commonly controls both companies.
Long‑term debt at January 31, 2015 and 2014, consists of the following:

	2015	2014
Vehicle financing payable to an automotive dealer, in monthly installments of 1,100 CAD including interest at a rate of 2.99 percent. The loan is due in August 2016 and is collateralized by the vehicle financed.	$16,027	$29,355
Less current portion	10,033	11,094
Long-term portion	$5,994	$18,261

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 6 - Capital Stock
Intasco US
Common stock consists of 5,000 authorized shares of $1 par value stock. As of January 31, 2015 and 2014, there were 500 shares issued and outstanding.
Intasco Canada
During the fiscal year ended January 31, 2014, Intasco Canada had authorized 10,000 common voting shares and 3,000 non-voting shares with no par value. As of January 31, 2014, 4,001 common voting shares were issued and no non-voting shares.
On June 11, 2014, Intasco Canada restructured its capital stock by authorizing an unlimited number of Class A, B and C common shares and an unlimited number of Class A, B and C preferred shares. Class A common shares are entitled to one vote per share and Class C preferred shares are entitled to 1,000 votes per share while no other classes of common or preferred shares are entitled to vote. Class A preferred shareholders are entitled to a non-cumulative discretionary dividend ranked ahead of all other classes of shares and are redeemable at the fair value of the consideration received on issuance. Class B preferred shareholders are entitled to a non-cumulative discretionary dividend ranked ahead of all other classes of shares except Class A preferred shares and are redeemable at 1 CAD per share. Class C preferred shareholders are entitled to a non-cumulative discretionary dividend ranked ahead of all other classes of shares except Class A and B preferred shares and are redeemable at 1 CAD per share. The preferred share redemption features are exercisable by either Intasco Canada or the shareholders with 30 days written notice.
During this restructuring, all of the outstanding common shares were exchanged for 5,500,000 Class A preferred shares. The fair value of the common shares at the time of the share exchange was estimated at 18,000,000 CAD and this amount is used as the consideration received for purposes of the redemption feature. Other entities under common control acquired 75 Class A common shares for 75 CAD, 25 shares of Class B common shares for 25 CAD, and 100 Class C preferred shares for 100 CAD. The sale of the Class A and Class B common shares were included in equity at $92 while the sale of the Class C preferred shares were included in the redeemable preferred shares described below.
Intasco Canada has recorded the Class A and C preferred shares issued as redeemable preferred shares due to the redemption features being outside of its control. These shares have been recorded at their fair value of 18,000,000 CAD and 100 CAD, respectively, or $16,501,952. The initial fair values recorded are the same amounts that will be redeemed in the future and as such no accretion is necessary. However, because the redemption will occur in a currency other than the functional currency the fair value of the redemption feature will change with exchange rate fluctuations. These changes have been included as foreign currency translation adjustment within other comprehensive income.

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 7 - Related Party Transactions
Intasco US has an amount due from the individual shareholder which commonly controls both companies in the amount of $865 and $1,933 at January 31, 2015 and 2014, respectively. Intasco US also has an amount due to another commonly controlled entity in the amount of $67,575 and $39,829 at January 31, 2015 and 2014, respectively, for amounts borrowed. The balance is due in monthly installments of $487 which includes interest at the Applicable Federal Rate (2.740 percent at January 31, 2015 and 2014) through December 2027. Total interest expense on this note was $1,775 and $376 for the years ended January 31, 2015 and 2014, respectively, and is included in interest expense in the combined statement of income and comprehensive income.
Intasco Canada has current amounts due to the individual shareholder which commonly controls both companies as well as other entities which are controlled by this shareholder totaling $3,333,104 and $1,166 at January 31, 2015 and 2014, respectively. These balances are non-interest bearing, unsecured and have no fixed terms of repayment. The balances relate to unpaid dividends as well as transactions including the following:

	2015	2014
Intasco Canada
Rent expense under month-to-month arrangement	$161,146	$169,295
Management fee expense	228,863	245,565
Reimbursable office expenses	204,407	188,770
Salaries	70,005	75,114

Intasco US
Rent expense under month-to-month arrangement	24,000	24,000
The rent expense, management fees, office expense, and salaries noted above are all included in operating expenses in the combined statement of income and comprehensive income.
Note 8 - Income Taxes
The components of the income tax provision included in the combined statement of income and comprehensive income are detailed as follows:

	2015	2014
Current Canadian income taxes	$938,100	$835,532
Current United States income taxes	24,425	21,503
Deferred income taxes	511	(87,838)
Total income tax expense	$963,036	$769,197

The income tax provision differs from the expense that would result from applying the Canadian federal rate to income before income taxes primarily as a result of the effect of Canadian small business credits, nondeductible expenses, adjustments to prior year estimates, and state income taxes.
The details of the net deferred tax asset are as follows:

	2015	2014
Total deferred tax assets	$208,118	$228,120
Total deferred tax liabilities	(21,320)	(16,688)
Net deferred tax asset	$186,798	$211,432

Deferred tax liabilities result principally from items that are deductible for tax purposes prior to being recognized as expenses for financial reporting purposes. Deferred tax assets result from recognition of expenses for financial reporting purposes that are not deductible for tax purposes until paid.
No valuation allowance has been recognized for the deferred tax assets.

Intasco Corporation and Intasco USA, Inc.
Notes to Combined Financial Statements
January 31, 2015 and 2014

Note 9 - Retirement Plans
Intasco Corporation sponsors a retirement plan for Canadian employees. Intasco Corporation makes a matching contribution of 50 percent of participant contributions up to a maximum amount based on the participants’ number of years of service as follows: 1-5 years up to 1,000 CAD, 6-10 years up to 2,000 CAD, 11-15 years up to 3,000 CAD and over 16 years up to 4,000 CAD. Contributions to the plan totaled $68,283 and $36,908 for the years ended January 31, 2015 and 2014, respectively.
Intasco US sponsors a SIMPLE IRA account for qualifying employees. Intasco US makes a contribution equal to 3 percent of a participant’s gross wages to the participating employees’ SIMPLE IRA accounts. Contributions totaled $2,689 and $2,340 for the years ended January 31, 2015 and 2014, respectively.